U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8-K


     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 29, 2006



                           Commission File No. 0-32893
                           CAL-BAY INTERNATIONAL, INC.
        (Exact name of small business issuer as specified in its charter)

               NEVADA                                   26-0021800
    (State or other jurisdiction of          (IRS Employer Identification No.)
   incorporation  or  organization)


              2111 Palomar Airport Road, Suite 100, Carlsbad, CA 92011
                    (Address of principal executive offices)

                                 (760) 930-0100
                           (Issuer's telephone number)


    (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant's Certifying Accountant

      On March 29, 2006, based upon the recommendation of and approval by our audit committee and the board of directors, Cal Bay international, Inc. (the "Company") dismissed Argy & Company ("Argy") as its independent auditor and engaged Lawrence Scharfman & Co. to serve as its independent auditor for the fiscal year ending December 31, 2005.

      Argy's reports on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, Argy's reports each contained an explanatory paragraph about the Company's ability to continue as a going concern.

      During the years ended December 31, 2004 and 2003 and through March 29, 2006 there were no disagreements with Argy on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Argy's satisfaction, would have caused them to make references to the subject matter in connection with their reports of the Company's consolidated financial statements for such years.

      In addition, the Company believes there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

      The Company has provided Argy with a copy of the foregoing statements and requested that Argy provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. Argy's letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements will be filed as an exhibit under an 8-kwhen it is recieved.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                              Cal Bay International, Inc.
                                               (Registrant)


Date:   March 29, 2006                         By: /s/ Roger E Pawson
                                                   -------------------------
                                                   Roger E Pawson,
                                                   Chief Executive Officer